FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com

                                           WRITER'S DIRECT LINE
                                           414.297.5639
                                           tgrove@foleylaw.com Email

                                           CLIENT/MATTER NUMBER
                                           030825-0101

                                January 30, 2003


FMI Common Stock Fund, Inc.
225 East Mason Street
Milwaukee, WI  53202
Gentlemen:

     We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of FMI Common Stock Fund, Inc. Common Stock, $.01 par value (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and By-Laws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable, except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes.

     We hereby consent to the use of this opinion as an Exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                          Very truly yours,

                                          /s/ Foley & Lardner

                                          FOLEY & LARDNER


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